Exhibit 4.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-6 (File No. 333-277975) of our report dated June 6, 2024, relating to the financial statement of Advisors Disciplined Trust 2229, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

June 6, 2024